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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-133898, 333-121705, 333-119808, and 333-112932 on Form S-8, and Amendment No. 1 to Registration Statement No. 333-150244 on Form S-3, of our report relating to the consolidated financial statements and financial statement schedule of Maui Land & Pineapple Company, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty) dated March 14, 2011, appearing in the Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. and subsidiaries for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
March 14, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM